SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 11, 1999


                          Horizon Financial Corp.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


       Washington                    0-27062                   91-1695422
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State or other jurisdiction        Commission             (I.R.S. Employer
   of incorporation                File Number            Identification No.)



1500 Cornwall Avenue, Bellingham, Washington                        98225
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number (including area code)  (360) 733-3050


                               Not Applicable
                               --------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
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     On January 11, 1999, Horizon Financial Corp. ("Company") and its wholly-
owned subsidiary, Horizon Bank, a savings bank, entered into an Agreement and Plan of Mergers ("Agreement") with Bellingham Bancorp ("Bancorp") and its wholly-owned subsidiary, Bank of Bellingham, pursuant to which the Company will acquire all of the outstanding stock of Bancorp. The Agreement provides that shareholders of Bancorp will receive 2.74 shares of the Company's common stock in exchange for each share of Bancorp common stock. The Company will also assume all outstanding Bancorp stock options and warrants. The Company anticipates issuing a maximum of 1,129,264 shares of common stock in the transaction. It is anticipated that the transaction will be accounted for using the pooling method of accounting.

     Pursuant to the Agreement, Bancorp has agreed to pay the Company a termination fee of $800,000 in the event the Agreement is terminated under certain conditions, including the acquisition by a third party of securities representing 25% or more of the voting shares of Bancorp or the agreement between Bancorp and a third party to engage in a merger or consolidation.

     Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval, completion of due diligence by the Company and approval by Bancorp's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement and the joint press release dated January 11, 1999, respectively, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     Exhibit
     -------

      2 Agreement and Plan of Mergers dated as of January 18, 1999 by and among Horizon Financial Corp., Horizon Bank, a savings bank, Bellingham Bancorporation and Bank of Bellingham.

     99      Joint Press Release dated January 18, 1999.

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   HORIZON FINANCIAL CORP.


DATE:  January 22, 1999            By:  /s/ V.  Lawrence Evans
                                        --------------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

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                            Exhibit 2


                       AGREEMENT AND PLAN OF MERGERS

     AGREEMENT AND PLAN OF MERGERS, dated as of the 18th day of January 1999 (this "Agreement"), by and among HORIZON FINANCIAL CORP. (the "Company"), HORIZON BANK, A SAVINGS BANK ("Horizon"), BELLINGHAM BANCORPORATION ("Bancorp") and BANK OF BELLINGHAM (the "Bank").

                               RECITALS:

     (A) THE COMPANY. The Company is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Bellingham, Washington. The Company is a registered bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. As of the date hereof, the Company has 30,000,000 authorized shares of common stock of $1.00 par value per share ("Company Common Stock") and 10,000,000 shares of preferred stock of $1.00 par value per share ("Company Preferred Stock") (no other class of capital stock being authorized), of which 7,496,294 shares of Company Common Stock and no shares of Company Preferred Stock are issued and outstanding.

     (B) HORIZON. Horizon is a state stock savings bank duly organized and existing under the laws of the United States, with its principal executive offices located in Bellingham, Washington. As of the date hereof, Horizon has 30,000,000 authorized shares of common stock, par value $1.00 per share ("Horizon Common Stock") and 10,000,000 authorized shares of serial preferred stock (no other class of capital stock being authorized), of which 1,000 shares of Horizon Common Stock and no shares of serial preferred stock are outstanding. All of the issued and outstanding shares of Horizon Common Stock are owned by the Company.

     (C) BANCORP. Bancorp is a corporation duly organized and existing in good standing under the laws of the State of Washington, with its principal executive offices located in Bellingham, Washington. Bancorp is a registered bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. As of the date hereof, Bancorp has 600,000 authorized shares of common stock of $1.00 par value per share ("Bancorp Common Stock"), (no other class of capital stock being authorized), of which 358,874 shares of Bancorp Common Stock and no shares of Bancorp Preferred Stock, are issued and outstanding.

     (D) THE BANK. The Bank is a state chartered bank duly organized and existing under the laws of the State of Washington, with its principal executive offices located in Bellingham, Washington. As of the date hereof, the Bank has 600,000 authorized shares of common stock of $1.00 par value per share (the "Bank Common Stock") and no authorized shares of preferred stock (the "Bank Preferred Stock") (no class of capital stock being authorized), of which 179,437 shares of the Bank Common Stock and no shares of the Bank Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by Bancorp.

     (E) VOTING AGREEMENT. As a condition and an inducement to the Company's willingness to enter into this Agreement, the directors and executive officers of Bancorp and all shareholders owning in excess of 10% of the outstanding shares of Bancorp have entered into agreements with the Company pursuant to which, among other things, they have agreed to vote in favor of approval of the transactions contemplated by this Agreement at the Bancorp Meeting (as hereinafter defined).

     (F) RIGHTS, ETC. Except as Previously Disclosed (as hereinafter defined) in Schedule 4.01(C), there are no shares of capital stock of Bancorp or the Bank authorized and reserved for issuance, neither Bancorp nor the Bank has any Rights (as defined below) issued or outstanding and neither Bancorp nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights, except pursuant to this Agreement. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire,

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or any options, calls or commitments relating to, shares of capital stock.
There are no preemptive rights in respect of Bancorp Common Stock or Bank Common Stock.

     (G) APPROVALS. The Board of Directors of each of Bancorp, the Bank, the Company and Horizon has approved, at meetings of each of such Boards of Directors, this Agreement and has authorized the execution hereof in counterparts.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                              DEFINITIONS

     (A) DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

     "Acquisition Transaction" means: (a) a merger or consolidation, or any similar transaction, involving Bancorp or the Bank, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Bancorp or the Bank, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Bancorp or the Bank; or a bona fide proposal is made by a third party to Bancorp or the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: Bancorp willfully breaches this Agreement and such breach entitles the Company to terminate this Agreement; the holders of Bancorp Common Stock do not approve this Agreement at the Bancorp Meeting; the Bancorp Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Company; or Bancorp's Board of Directors modifies in a manner adverse to the Company the recommendation of Bancorp's Board of Directors with respect to this Agreement.

     "Agreement" means this Agreement and Plan of Mergers.

     "Asset Classification" has the meaning assigned to such term in Section 4.01(T).

     "Bancorp"  means Bellingham Bancorporation.

     "Bancorp Common Stock" has the meaning assigned to such term in Recital
(C).

     "Bancorp Financial Reports" has the meaning assigned to such term in
Section 4.01(H).

     "Bancorp Meeting" has the meaning assigned to such term in Section 5.03.

     "Bancorp Option" has the meaning assigned to such term in Section 2.08.

     "Bancorp Subsidiary(ies)" means any business entity five percent or more of the equity interests of which are owned directly or indirectly by Bancorp.

     "Bancorp Tax Returns" has the meaning assigned to such term in Section 4.01(Z).

     "Bancorp Warrant" has the meaning assigned to such term in Section 2.08.

     "Bank" means Bank of Bellingham.

     "Bank Common Stock" has the meaning assigned to such term in Recital (D).

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     "Bank Merger" has the meaning assigned to such term in Section 1.02(A).

     "Bank Preferred Stock" has the meaning assigned to such term in Recital
(D).

     "BIF" means the Bank Insurance Fund of the FDIC.

     "Break-up Fee" has the meaning assigned to such term in Section 8.08.

     "Business Day" means any day other than a Saturday, Sunday, or a legal holiday in the State of Washington.

     "Code" has the meaning assigned to such term in Section 4.01(Q)(2).

     "Company" means Horizon Financial Corp.

     "Company Common Stock"has the meaning assigned to such term in Recital
(A).

     "Company Financial Reports" has the meaning assigned to such term in
Section 4.02(D).

     "Company Option" has the meaning assigned to such term in Section 2.08.

     "Company Preferred Stock"has the meaning assigned to such term in Recital
(A).

     "Company Warrant" has the meaning assigned to such term in Section 2.08.

     "Compensation and Benefit Plans" has the meaning assigned to such term in
Section 4.01(Q)(1).

     "Continuing Bank" has the meaning assigned to such term in Section 1.02
(A).

     "Continuing Corporation" has the meaning assigned to such term in Section 1.01(A).

     "Corporate Merger" has the meaning assigned to such term in Section 1.01
(A).

     "Derivatives Contract" has the meaning assigned to such term in Section 4.01(BB).

     "Director" means the Director of the Washington Department of Financial Institutions.

     "Dissenters Shares" means the shares of Company Common stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

     "Effective Date" has the meaning assigned to such term in Section 1.03.

     "Effective Time" has the meaning assigned to such term in Section 1.03.

     "Employment Agreement" shall mean any of Exhibits F-1 and F-2 attached hereto.

     "Environmental Law" means (1) any federal, state and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of

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Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as now in effect, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

     "ERISA" has the meaning assigned to such term in Section 4.01(Q)(2).

     "ERISA Affiliate" has the meaning assigned to such term in Section 4.01
(Q)(3).

     "ERISA Plans" has the meaning assigned to such term in Section 4.01(Q)
(2).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Exchange Agent" has the meaning assigned to such term in Section 2.04.

     "Excluded Shares" has the meaning assigned to such term in Section
2.01(B).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "FHLB" means the Federal Home Loan Bank of Seattle, which is one of the 12 FHLBs that makes up the Federal Home Loan Bank System.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychiorinated biphenyl.

     "Horizon" means Horizon Bank, a savings bank.

     "Horizon Common Stock" has the meaning assigned to such term in Recital
(B).

     "Joint Proxy Statement/Prospectus" has the meaning assigned to such term in Section 5.02.

     "Loan/Fiduciary Property" means any property owned or controlled by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where the Company or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

     "Material Adverse Effect" means with respect to any Party an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and
(ii)

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any breach of a representation or warranty contained herein by such Party)
that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the Stock Option Agreement or the consummation of any of the transactions contemplated hereby or thereby.

     "Mergers" has the meaning assigned to such term in Section 1.02(A).

     "Multiemployer Plans" has the meaning assigned to such term in Section 4.01(Q)(2).

     "Nasdaq" means the National Association of Securities Dealers Automated Quotations system.

     "Option" has the meaning assigned to such term in the Stock Option
Agreement.

     "Option Shares" has the meaning assigned to such term in the Stock Option Agreement.

     "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

     "Party" means a party to this Plan.

     "Pension Plan" has the meaning assigned to such term in Section 4.01(Q)
(2).

     "Previously Disclosed" means information provided by a Party in a Schedule that is delivered by that Party to the other Party contemporaneously with the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan.

     "Registration Statement" has the meaning assigned to such term in Section 5.02.

     "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

     "RCW" means the Revised Code of the State of Washington.

     "Rights" has the meaning assigned to such term in Recital (F).

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" with respect to any entity means each partnership or corporation, the majority of the outstanding partnership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.

     "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Third Party" means a person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) Bancorp or any Bancorp Subsidiary and (2) the Company or any subsidiary of the Company.

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     "Washington Department" has the meaning assigned to such term in Section
4.01(H).

     (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof," "herein," "hereunder," "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include," "includes," or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation." Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP.

                            I.  THE MERGERS

     1.01. THE CORPORATE MERGER. Subject to the provisions of this Agreement, at the Effective Time (as hereinafter defined):

     (A) THE CONTINUING CORPORATION. Bancorp shall be merged with and into Company pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit A (the "Corporate Merger").
Upon consummation of the Corporate Merger, the separate existence of Bancorp shall cease and the Company (the "Continuing Corporation") shall survive.

     (B) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Corporate Merger.

     (C) LIABILITIES. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, in accordance with applicable law.

     (D) CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Certificate of Incorporation and Bylaws of the Continuing Corporation shall be those of the Company, as in effect immediately prior to the Corporate Merger becoming effective. The directors and officers of the Company in office immediately prior to the Corporate Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.02.  THE BANK MERGER.  As soon as practicable following the Effective
Time:

     (A) THE CONTINUING BANK. The Bank shall be merged into Horizon pursuant to the terms and conditions set forth herein and pursuant to the Plan of Merger attached hereto as Exhibit B (the "Bank Merger" and, together with the Corporate Merger, the "Mergers"). Upon consummation of the Bank Merger, the separate existence of the Bank shall cease and Horizon (the "Continuing Bank") shall survive.

     (B) RIGHTS, ETC. The Continuing Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the institutions so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of the institutions so merged, shall be deemed to be vested in the Continuing Bank

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without further act or deed; and the title to any real estate or any interest therein, vested in each of such institutions, shall not revert or be in any way impaired by reason of the Bank Merger.

     (C) LIABILITIES. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the institutions so merged, in accordance with applicable law.

     (D) CHARTER; BYLAWS; DIRECTORS; OFFICERS. The Charter and Bylaws of the Continuing Corporation shall be those of Horizon, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of Horizon in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     (E) NAME. Subsequent to the Bank Merger and until September 30, 1999, the former offices of the Bank will be operated as the Bank of Bellingham, a division of Horizon Bank, a savings bank.

     1.03. EFFECTIVE DATE. Subject to the conditions to the obligations of the parties to effect the Mergers as set forth in Article VI, the effective date (the "Effective Date") of the Corporate Merger shall be such date as the Company shall notify Bancorp in writing not less than five days prior thereto, which date shall be not later than the date set forth in Section 7.03 herein. Prior to the Effective Date, the Company and Bancorp shall execute and deliver to the Secretary of State of the State of Washington, Articles of Merger in accordance with applicable law. The time on the Effective Date at which the Corporate Merger becomes effective is referred to as the "Effective Time."

                          II.  CONSIDERATION

     2.01. CORPORATE MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time:

     (A) OUTSTANDING COMPANY COMMON STOCK. The shares of common stock of the Company issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain as issued and outstanding shares of Company Common Stock.

     (B) OUTSTANDING BANCORP COMMON STOCK. Each share (excluding (i) shares ("Dissenters' Shares") that have not been voted in favor of approval of this Agreement and with respect to which dissenters' rights have been perfected in accordance with Section 23B.13 of the RCW or (ii) shares held by Bancorp or any of its subsidiaries or by the Company or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted ("Excluded Shares")) of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, by virtue of the Corporate Merger, automatically and without any action on the part of the holder thereof, the right to receive 2.74 shares of Company Common Stock.

     2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of Bancorp Common Stock shall cease to be, and shall have no rights as, stockholders of Bancorp, other than to receive the consideration provided under this Article II, without interest. After the Effective Time, there shall be no transfers on the stock transfer books of Bancorp or the Continuing Corporation of the shares of Bancorp Common Stock which were issued and outstanding immediately prior to the Effective Time.

     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of Company Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, the Company shall pay to each holder of Bancorp Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by $13.75.

     2.04 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, the Company shall send or cause to be sent to each former stockholder of Bancorp of record immediately prior to the Effective Date

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transmittal materials for use in exchanging such stockholder's certificates for Company Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Company Common Stock into which shares of such shareholder's Bancorp Common Stock are converted on the Effective Date, any fractional share checks which such stockholder shall be entitled to receive, and any dividends paid on such shares of Company Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the Effective Date, will be delivered to such stockholder only upon delivery to an independent exchange agent selected by the Company (the "Exchange Agent") of the certificates representing all of such shares of Bancorp Common Stock (or indemnity satisfactory to the Company and the Exchange Agent, in their judgement, if any of such certificates are lost, stolen or destroyed). No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of Bancorp for purposes of Rule 145 of the Securities Act, shall not be exchanged for certificates representing Company Common Stock until the Company has received a written agreement from such person as specified in Section 5.17.

     2.05 ANTI-DILUTION PROVISIONS. In the event the Company changes the number of shares of Company Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Company Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     2.06 EXCLUDED SHARES; DISSENTERS SHARES. Each of the Excluded Shares shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor. Dissenters' Shares shall be purchased and paid for in accordance with Section 23B.13 of the RCW.

     2.07 RESERVATION OF RIGHT TO REVISE TRANSACTION. The Company may at any time change the method of effecting the acquisition of Bancorp and the Bank (including without limitation the provisions of this Article II) if and to the extent it deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Bancorp Common Stock as provided for in this Agreement or (ii) adversely affect the tax treatment to Bancorp stockholders, individually or collectively, as a result of receiving such consideration.

     2.08 OPTIONS AND WARRANTS. At the Effective Time, by virtue of the Corporate Merger, and without any action on the part of any holder of an option, each option granted by Bancorp to purchase shares of Bancorp Common Stock ("Bancorp Option") that is then outstanding and unexercised shall be converted into and become an option to purchase Company Common Stock ("Company Option") on the same terms and conditions as are in effect with respect to the Bancorp Option immediately prior to the Effective Time and each warrant to purchase Bancorp Common Stock ("Bancorp Warrant") shall be converted into and become a warrant to purchase Company Common Stock ("Company Warrant"), except that (i) each such Company Option and Company Warrant may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to such Company Option and Company Warrant shall be equal to the number of shares of Bancorp Common Stock subject to such Option and Warrant immediately prior to the Effective Time multiplied by 2.74, the product being rounded, if necessary, up or down to the nearest whole share, and (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price of the Bancorp Option and the Bancorp Warrant by 2.74 and rounding up to the nearest cent. The number of shares of Bancorp Common Stock which are issuable upon exercise of Options and Warrants as of the date hereof are Previously Disclosed in Schedule 2.08.

                   III.  ACTIONS PENDING CONSUMMATION

     Without the prior written consent of the Company, each of Bancorp and the Bank shall conduct its and each of the Bancorp Subsidiaries' (as hereinafter defined) business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its and each of the Bancorp Subsidiaries' business organization, employees and advantageous business relationships and retain the services of its and each of the Bancorp

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
Subsidiaries' officers and key employees, and each of Bancorp and the Bank will not, and will cause each of the Bancorp Subsidiaries not to, agree to:

     3.01. CAPITAL STOCK. Except for or as otherwise permitted in or expressly contemplated by this Agreement or as Previously Disclosed in
Schedule 4.01(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of Bancorp, the Bank or any Bancorp Subsidiary, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Bancorp Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock based employee compensation rights.

     3.02. DIVIDENDS, ETC. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.03. INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.04. LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (i) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.10, or (ii) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.04 other than in the ordinary course of business and not exceeding $5,000 individually or $10,000 in the aggregate.

     3.05. LIENS AND ENCUMBRANCES. Other than in the ordinary course of business consistent with prior business activities, impose, or suffer the imposition, on any shares of capital stock of any of the Bancorp Subsidiaries, or on any of its or the Bancorp Subsidiaries' other assets, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.

     3.06. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.06, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any stock option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice.

     3.07. BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.07, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.08. CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, which is material to Bancorp and the Bancorp Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity which is material to Bancorp and the Bancorp Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in a fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

     3.09.  AMENDMENTS.  Amend its Articles of Incorporation, Charter or
Bylaws.

     3.10. CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages in excess of $25,000 or restrictions upon the operations of Bancorp or any Bancorp Subsidiary.

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
     3.11 CONTRACTS. Except as previously disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on more than 60 days prior written notice.

     3.12. LOANS. Extend credit other than in the ordinary course of business consistent with prior lending practices.

     3.13 DEPOSIT RATES. Change the pricing structure of its deposit liabilities, except in the ordinary course of business consistent with past practice.

                  IV.  REPRESENTATIONS AND WARRANTIES

     4.01. REPRESENTATIONS AND WARRANTIES OF BANCORP AND THE BANK. Each of Bancorp and the Bank hereby represents and warrants to the Company and Horizon as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) ORGANIZATION, STANDING AND AUTHORITY. It is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (as hereinafter defined) on it. Each of Bancorp and the Bancorp Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (C) SHARES. The outstanding shares of it are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.01(C), there are no shares of capital stock or other equity securities of Bancorp or the Bank outstanding and no outstanding Rights with respect thereto.

     (D) BANCORP SUBSIDIARIES. Bancorp has Previously Disclosed in Schedule 4.01(D) a list of all the Bancorp Subsidiaries. Each of the Bancorp Subsidiaries that is a banking association is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the Bancorp Subsidiaries are or may become required to be issued (other than to Bancorp or a wholly-owned Bancorp Subsidiary) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of the Bancorp Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of Bancorp or the Bank, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each Bancorp Subsidiary held by Bancorp or a Bancorp Subsidiary are fully paid and nonassessable and are owned by Bancorp or a Bancorp Subsidiary free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each Bancorp Subsidiary is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where the failure to be duly qualified is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it. Except as Previously Disclosed in Schedule 4.01(D), Bancorp does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization. The deposits of the Bank are insured by the BIF of the FDIC. The Bank is a member in good standing with the FHLB of Seattle.

     (E) CORPORATE POWER. It and each of the Bancorp Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

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
     (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its stockholders referred to in Section 6.01, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (G) NO DEFAULTS. Subject to the approval by its stockholders referred to in Section 6.01, the required regulatory approvals referred to in Section 6.02, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.01(G), the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, does not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of the Bancorp Subsidiaries or to which it or any of the Bancorp Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it,
(ii) constitute a breach or violation of, or a default under, its Articles of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval, which if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Bancorp.

     (H) FINANCIAL REPORTS. Except as Previously Disclosed in Schedule 4.01(H), (i) as to Bancorp, its audited consolidated balance sheet as of September 30, 1998 and 1997 and related consolidated statements of income and changes in stockholders' equity and cash flows for the years ended September 30, 1998, 1997 and 1996, and (ii) as to the Bank, its call report for the fiscal year ended September 30, 1998, and all other financial reports filed or to be filed subsequent to September 30, 1998, in the form filed with the FDIC and the Washington Department of Banking ("Washington Department") (together, the "Bancorp Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Bancorp Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Bancorp Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (I) ABSENCE OF UNDISCLOSED LIABILITIES. None of Bancorp or the Bancorp Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (i) as reflected in Bancorp Financial Reports prior to the date of this Agreement, and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practice since September 30, 1998. Since September 30, 1998, none of Bancorp or the Bancorp Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Bancorp Subsidiary) which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

     (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.01(J), since September 30, 1998, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it.

     (K) PROPERTIES. Except as reserved against in the Bancorp Financial Reports, Bancorp and the Bancorp Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or

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
equities of any character, to all of the properties and assets, tangible and intangible, reflected in the Bancorp Financial Reports as being owned by Bancorp or the Bancorp Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those properties or assets sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets which are held under leases or subleases by any of Bancorp or Bancorp Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Bancorp.

     (L)  LITIGATION; REGULATORY ACTION.  Except as Previously Disclosed in
Schedule 4.01(L), no litigation, proceeding or controversy before any court or governmental agency is pending which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bancorp or which alleges claims under any fair lending law or other law relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.01(L), neither it nor any of the Bancorp Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (together with any and all agencies or departments of federal, state or local government (including, without limitation, the Washington Department, the FHLB, the Federal Reserve Board, the FDIC, the Internal Revenue Service, the Department of Revenue of the State of Washington, the Securities Exchange Commission ("SEC") and any other federal or state bank, or other financial institution, insurance and securities regulatory authorities, the "Regulatory Authorities")) and neither it nor any of the Bancorp Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

     (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in Schedule 4.01(M), each of Bancorp and the Bancorp Subsidiaries:

          (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of Bancorp and the Bancorp Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

          (2) has received no notification or communication from any Regulatory Authority or the staff thereof (i) asserting that any of Bancorp or the Bancorp Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bancorp, (ii) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bancorp or the Bancorp Subsidiaries, or (iii) requiring any of Bancorp or the Bancorp Subsidiaries (or any of its officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

          (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

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
          (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including, without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

     (N)  MATERIAL CONTRACTS.

          (1) Except as Previously Disclosed in Schedule 4.01(N), (and with a true and correct copy of the document or other item in question attached to such Schedule), neither Bancorp nor any Bancorp Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

               (i) any agreement, arrangement or commitment (a) not made in the ordinary course of business or (b) pursuant to which Bancorp or any Bancorp Subsidiary is or may become obligated to invest in or contribute capital to any Bancorp Subsidiary or any other entity;

               (ii) any agreement, indenture or other instrument not disclosed in the Bancorp Financial Reports relating to the borrowing of money by Bancorp or any Bancorp Subsidiary or the guarantee by Bancorp or any Bancorp Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Bancorp Subsidiary, such as deposits, Fed Funds borrowings and repurchase agreements);

               (iii) any contract containing covenants that limit the ability of Bancorp or any Bancorp Subsidiary to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Bancorp or any Bancorp Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

               (iv) any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC;

               (v) any lease with annual rental payments aggregating $10,000 or more;

               (vi) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) involving the payment of more than $10,000 per annum;

               (vii) any agreement with any executive officer or other key employee of Bancorp or any Bancorp Subsidiary the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving Bancorp or any of Bancorp Subsidiaries of the nature contemplated by this Agreement;

              (viii) any agreement with respect any executive officer of Bancorp or any Bancorp Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum; or

               (ix) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (2) Except as Previously Disclosed on Schedule 4.01(N), no officer or director of Bancorp or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any

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
          material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Bancorp or any Bancorp Subsidiary.

          (3) None of Bancorp or the Bancorp Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bancorp, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.01(N), neither Bancorp nor any Bancorp Subsidiary is subject to or bound by any contract containing covenants which limit the ability of Bancorp or any Bancorp Subsidiary to compete in any line of business or with any person or which involve any restriction of geographical area in which, or method by which, Bancorp or any Bancorp Subsidiary may carry on its business (other than as may be required by law or any applicable Authority).

     (O) REPORTS. Since January 1, 1996, each of Bancorp and the Bancorp Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the FDIC, (ii) the Washington Department, (iii) the FHLB and the FHLB System, (iv) the Federal Reserve Board and (v) any other applicable Regulatory Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (P) NO BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment.

     (Q)  EMPLOYEE BENEFIT PLANS.

          (1) Schedule 4.01(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase restricted stock and stock option plans, all employment or severance contracts, all personnel codes, practices, procedures, policies, manuals, affirmative action materials, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of the Bancorp Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the Company.

          (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
          Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and the Bancorp Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in Schedule 4.01(Q)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal

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          Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither it nor any of the Bancorp Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject it or any of the Bancorp Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of the Bancorp Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of the Bancorp Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

          (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
          Section 412 of the Code or Section 302 of ERISA. Neither it nor any of the Bancorp Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

          (6) Neither it nor any of the Bancorp Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.01(Q)(6). There are no restrictions on the rights of it or any of the Bancorp Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

          (7) Except as Previously Disclosed in Schedule 4.01(Q)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of the Bancorp Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of the Bancorp Subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (R) NO KNOWLEDGE. It knows of no reason why the regulatory approvals referred to in Section 6.02 should not be obtained.

     (S) LABOR AGREEMENTS. Neither it nor any Bancorp Subsidiary is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization,

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nor is it or any Bancorp Subsidiary the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any Bancorp Subsidiary, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any Bancorp Subsidiary's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (T) ASSET CLASSIFICATION. It has Previously Disclosed in Schedule 4.01(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of Bancorp and the Bancorp Subsidiaries that have been classified by it as of September 30, 1998 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of September 30, 1998 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Bancorp or any Bancorp Subsidiary prior to September 30, 1998.

     (U) ALLOWANCE FOR LOAN AND LEASE LOSSES. The allowance for loan and lease losses shown on the consolidated balance sheets of Bancorp included in the September 30, 1998 Bancorp Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Bancorp Financial Reports, will be, adequate in the opinion of the Board of Directors and management of Bancorp, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

     (V) INSURANCE. Each of Bancorp and the Bancorp Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to Bancorp, except for such matters which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Previously Disclosed in Schedule 4.01(V) is a list of all insurance policies maintained by or for the benefit of Bancorp or the Bancorp Subsidiaries or their directors, officers, employees or agents.

    (W) STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION. It has taken all necessary action to exempt this Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby are exempt from, (i) any applicable state takeover laws, and (ii) any supermajority provisions or other provisions imposing special conditions on business combinations contained in Bancorp's Articles of Incorporation.

     (X) NO FURTHER ACTION. It has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Merger), or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (i) require a vote of stockholders (other than as set forth in Section 6.01), or (ii) result in the grant of any rights to any person under the Articles of Incorporation, Charter or Bylaws of Bancorp or any Bancorp Subsidiary or under any agreement to which Bancorp or any Bancorp Subsidiary is a party, or (iii) restrict or impair in any way the ability of the Company to exercise the rights granted hereunder.

     (Y)  ENVIRONMENTAL MATTERS.

          (1) To its knowledge, it and each of the Bancorp Subsidiaries, the Participation Facilities and the Loan/Fiduciary Properties (each as defined below) are, and have been, in compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Bancorp.

          (2) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which it or any of the Bancorp Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be

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          expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of the Bancorp Subsidiaries or any Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(2).

          (3) There is no proceeding pending or, to its knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or it or any of the Bancorp Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(3).

          (4) To its knowledge, there is no reasonable basis for any proceeding of a type described in subparagraphs (2) or (3) above, except as has been Previously Disclosed in Schedule 4.01(Y)(4).

          (5) To its knowledge, during the period of (i) its or any of the Bancorp Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the Bancorp Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of Bancorp Subsidiaries' holding of a security or other interest in a Loan/ Fiduciary Property, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(5).

          (6) To its knowledge, prior to the period of (i) its or any of the Bancorp Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of the Bancorp Subsidiaries' participation in the management of any Participation Facility, or (iii) its or any of the Bancorp Subsidiaries' holding of a security or other interest in a Loan/ Fiduciary Property, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or have been Previously Disclosed in Schedule 4.01(Y)(6).

     (Z)  TAX REPORTS.  Except as Previously Disclosed in Schedule 4.01(Z),
(i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or the Bancorp Subsidiaries, including without limitation consolidated federal income tax returns of it and the Bancorp Subsidiaries (collectively, the "Bancorp Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on it, and such Bancorp Tax Returns were true, complete and accurate in all material respects,
(ii) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or the Bancorp Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on Bancorp Tax Returns have been paid in full, (iii) the Bancorp Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Bancorp Tax Returns were required to be filed has expired, (iv) all Taxes due with respect to completed and settled

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
examinations have been paid in full, (v) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Bancorp Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on it, except as reserved against in the Bancorp Financial Reports, and
(vi) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or the Bancorp Subsidiaries.

     (AA) ACCURACY OF INFORMATION. The statements with respect to Bancorp and the Bancorp Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Company or the Bank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (BB) DERIVATIVES CONTRACTS. None of Bancorp or the Bancorp Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on the balance sheet which is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.01(BB), including a list, as applicable, of any Bancorp or Bancorp Subsidiary assets pledged as security for each such Derivatives Contract.

     (CC) ACCOUNTING CONTROLS. Each of Bancorp and the Bancorp Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (i) all material transactions are executed in accordance with management's general or specific authorization;
(ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to banks or any other criteria applicable to such statements, and to maintain proper accountability for items; (iii) access to the material property and assets of Bancorp and the Bancorp Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

     (DD) DEPOSITS. Except as set forth in Schedule 4.01 (DD), none of the Bank's deposits is a brokered deposit as defined in 12 CFR Section 337.6 or subject to any encumbrance, legal testament or other legal process, and no portion of the deposits represents a deposit by any affiliate of the Bank.

     (EE) MINUTE BOOKS. The minute books of Bancorp and the Bank contain complete and accurate records of all meetings held and other corporate action taken since January 1, 1992 by their respective stockholders, Boards of Directors and committees thereof.

     (FF) AFFILIATE TRANSACTIONS. Except as Previously Disclosed on Schedule 4.01(FF), no officer or director of Bancorp or the Bank or any "associate" of such person has any material interest in any contract with Bancorp or any Bancorp subsidiary or in any real or personal property used in the business of Bancorp or any Bancorp Subsidiary. For the purposes of this section, "associate" of a person means (i) any corporation or organization (other than Bancorp or any Bancorp Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     (GG) LOAN PORTFOLIO.  To the knowledge of Bancorp and the Bank:

          (1) All evidences of indebtedness ("Loans") reflected as assets on the books and records of Bancorp or the Bank are in all respects legal, valid and binding obligations of the respective obligor named therein and no such indebtedness is subject to any defenses which have been or may be

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
          asserted, except for defenses arising from applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and general principles of equity.

          (2) The Bank has good title to and is the sole owner of record of each Loan or any participation interest shown as an asset on the books and records of the Bank, free of any lien, encumbrance or claim by any other person, except for Loans securing borrowings from the FHLB of Seattle or Loans subject to repurchase obligations as Previously Disclosed in Schedule 4.01(GG)(2).

          (3) Except as Previously Disclosed in Schedule 4.01(GG)(3) all Loans reflected as assets on he books and records of the Bank that are primarily secured by an interest in real property are secured by a valid and perfected lien, as stated in the loan documentation.

          (4) Except as Previously Disclosed in Schedule 4.01(GG)(4), no Loan, all or any part of which is an asset of the Bank was, as of September 30, 1998, more than 30 days past due.

          (5) Except as Previously Disclosed in Schedule 4.01(GG)(5), none of the agreements pursuant to which the Bank has sold Loans or pools of Loans or participation in Loans or pools of participations of Loans, if any, contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

          (6) Previously Disclosed on Schedule 4.01(GG)(6) are all Loans by Bancorp or the Bank to employees of Bancorp or the Bank. There are no Loans to any employee, officer, director or other affiliate of Bancorp or the Bank on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and, except as Previously Disclosed in
          Schedule 4.01(GG)(6), all such Loans are and were made in compliance with all applicable federal laws and regulations.

          (HH) Year 2000 Issues. Expenses associated with resolving Year 2000 technology issues are not expected to have a material adverse effect on the financial condition or results of operations of the Bancorp or the Bank, nor are Year 2000 technology issues expected to have a material adverse effect on the operations of the Bancorp or the Bank. Neither the Bancorp or any of the Bank Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR-98-3 (SUP), dated March 4,
1998). The Bank has made available to the Company and Horizon a complete and accurate copy of its plans, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the statements of the Federal Financial Institutions Examinations Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness" and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk" as such issues affect the Bancorp and the Bancorp Subsidiaries. Between the date hereof and the Effective Time, the Bancorp shall use its commercially practicable efforts to implement its plans.

     4.02.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND HORIZON.

     Each of the Company and Horizon hereby represents and warrants to Bancorp and the Bank, as follows:

     (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to it are true and correct.

     (B) CORPORATE AUTHORITY. Subject to the required regulatory approvals referred to in Section 6.02, this Agreement has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement as to bankruptcy, insolvency and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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    (C)  NO DEFAULTS.  Subject to the required regulatory approvals referred to in Section 6.02 and the required filings under federal and state securities' laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it, (ii) constitute a breach or violation of, or a default under, its Certificate of Incorporation, Charter or Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such agreement, indenture or instrument.

     (D) FINANCIAL REPORTS. In the case of the Company, its Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and all documents filed or to be filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Company Financial Reports"), did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the Company Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to savings banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

     (E) NO EVENTS. Since March 31, 1998, no events have occurred which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on it.

     (F) SHARES AUTHORIZED. In the case of the Company, the shares of Company Common Stock to be issued in exchange for shares of Bancorp Common Stock upon consummation of the Corporate Merger in accordance with Article II of this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.

     (G) CORPORATE POWER. The Company and Horizon each has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

     (H) ACCURACY OF INFORMATION. The statements with respect to the Company and Horizon contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of the Company pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                          V.  COVENANTS

     Each of Bancorp and the Bank hereby covenants to the Company and Horizon and each of the Company and Horizon hereby covenants to Bancorp and the Bank, that:

     5.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers on the Effective Date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end.

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     5.02.  REGISTRATION STATEMENT.  The Company, in cooperation with Bancorp, shall prepare and file with the SEC a Registration Statement with respect to the shares of Company Common Stock to be issued in the Corporate Merger. Such Registration Statement shall contain a Joint Proxy Statement/Prospectus which shall serve as the proxy statement of Bancorp for the Bancorp Meeting (as defined below), and as the prospectus of the Company for the shares of
Company Common Stock to be issued in the Corporate Merger.   The Company shall
use its best efforts to cause the Registration Statement to become effective.

     5.03 BANCORP MEETING. With respect to Bancorp, it shall call a special meeting (the "Bancorp Meeting") of the holders of Bancorp Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated hereby and Bancorp shall use its best efforts to solicit and obtain the votes of the holders of Bancorp Common Stock in favor of the transactions contemplated hereby and, subject to the exercise of its fiduciary duties, the Board of Directors of Bancorp shall recommend approval of such transactions by such holders. In connection with the Bancorp Meeting, the Company and Bancorp shall cooperate in the preparation of the Joint Proxy Statement/Prospectus and, with the approval of each of the Company and Bancorp, which approvals will not be unreasonably withheld, the Joint Proxy Statement/Prospectus will be mailed to the shareholders of Bancorp.

     5.04. REGISTRATION STATEMENT EFFECTIVENESS. The Company will advise Bancorp, promptly after the Company receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     5.05. REGISTRATION STATEMENT COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of Bancorp relating to Bancorp or the Bancorp Subsidiaries and by or on behalf of the Company relating to the Company or its subsidiaries, (i) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; PROVIDED, HOWEVER, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by or on behalf of such other party specifically for use in the Registration Statement.

     5.06. PRESS RELEASES. Bancorp and the Bank will not, without the prior approval of the Company, and the Company and Horizon will not, without the prior approval of Bancorp, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law.

     5.07.  ACCESS; INFORMATION.

          (1) Upon reasonable notice, Bancorp and the Bank shall afford the Company and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its and the Bancorp Subsidiaries' properties, books, contracts, commitments and records and, during such period, Bancorp and the Bank shall furnish promptly to the Company (i) a copy of each material report, schedule and other document filed by Bancorp and the Bancorp Subsidiaries with any Regulatory Authority, and (ii) all other information concerning the business, properties and personnel of Bancorp and the Bancorp Subsidiaries as the Company may reasonably request, provided that no investigation pursuant to this Section 5.07 shall affect or be deemed to modify or waive any representation or warranty made by Bancorp or the Bank or the conditions to the obligations of Bancorp and the Bank to consummate the transactions contemplated by this Agreement; and

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          (2)  The Company will not use any information obtained pursuant to this Section 5.07 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by the Company or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, the Company will, upon request by Bancorp, deliver to Bancorp all documents so obtained by the Company or destroy such documents and, in the case of destruction, will certify such fact to Bancorp.

     5.08. ACQUISITION PROPOSALS. In the case of Bancorp, without the prior written consent of the Company, it shall not, and it shall cause the Bancorp Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Bancorp or any of the Bancorp Subsidiaries or any merger or other business combination with Bancorp or any of the Bancorp Subsidiaries other than as contemplated by this Agreement; it shall instruct its and the Bancorp Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify the Company immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, Company or any of the Bancorp Subsidiaries.

     5.09. BLUE-SKY FILINGS. In the case of the Company, it shall use its best efforts to obtain all necessary state securities laws or "blue sky" permits and approvals, provided that the Company shall not be required by virtue thereof to submit to general jurisdiction in any state.

     5.10. CERTAIN POLICIES OF BANCORP AND THE BANK. In the case of each of Bancorp and the Bank, it shall, at the Company's request: (i) modify and change its loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves), and (ii) generally conform its operating, lending and compliance policies and procedures, prior to the Effective Date so as to be consistent on a mutually satisfactory basis with those of the Company and generally accepted accounting principles; PROVIDED, HOWEVER, Bancorp and the Bank shall not be required to take any such action set forth in (i) above until all regulatory approvals set forth in Section 6.02 shall have been obtained. Bancorp's and the Bank's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.10.

     5.11. STATE TAKEOVER LAW. In the case of Bancorp, Bancorp shall not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and Bancorp shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law, as now or hereafter in effect.

     5.12. NO RIGHTS TRIGGERED. Except as Previously Disclosed], in the case of Bancorp, Bancorp shall take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not (i) result in the grant of any rights to any person under the Articles of Incorporation or Bylaws of Bancorp or under any agreement to which Bancorp or any Bancorp Subsidiary is a party, or (ii) restrict or impair in any way the ability of the Company and Horizon to exercise the rights granted hereunder.

     5.13. SHARES LISTED. In the case of the Company, it shall file with the Nasdaq Stock Market a Notification Form for Listing of Additional Shares.

     5.14.  REGULATORY APPLICATIONS.  In the case of the Company and Horizon,
(i) it shall promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Mergers, and (ii) promptly make all other appropriate filings to secure all other approvals, consents and rulings which are necessary for the consummation of the Mergers by the Company and Horizon.

     5.15 REGULATORY DIVESTITURES. In the case of Bancorp, effective on or before the Effective Date, Bancorp and the Bancorp Subsidiaries shall cease engaging in such activities as the Company shall advise Bancorp in writing are not permitted to be engaged in by the Company under applicable law following the Effective Date and, to the extent required by any Regulatory Authority as a conditional approval of the transactions contemplated by this Agreement, Bancorp shall divest any subsidiary engaged in activities or holding assets that are impermissible for the Company on terms and conditions agreed to by the Company.

     5.16   CURRENT INFORMATION.

     (a) During the period from the date of this Agreement to the Effective Date, each of Bancorp, the Bank, the Company and Horizon shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

     (b) Bancorp and the Bank shall promptly notify the Company of (i) any material change in the business or operations of Bancorp, the Bank or any Bancorp Subsidiary, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to Bancorp, the Bank, or any Bancorp Subsidiary,
(iii) the initiation or threat of material litigation involving or relating to Bancorp, the Bank or any Bancorp Subsidiary, or (iv) any event or condition that might reasonably be expected to cause any of Bancorp's or the Bank's representation or warranties set forth herein not to be true and correct in all material respects as of the Effective Date or prevent Bancorp or the Bank from fulfilling its or their obligations hereunder; and in each case shall keep the Company informed with respect thereto.

     (c) The Company shall (i) promptly notify Bancorp of any event or condition that might reasonably be expected to cause any of the Company's and Horizon's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Date, and (ii) notify Bancorp immediately of any denial of any application filed by the Company or Horizon with any Regulatory Authority with respect to this Agreement, and in each case shall keep Bancorp and the Bank informed with respect thereto.

     5.17 AFFILIATE AGREEMENTS. In the case of Bancorp, it will cause each person who is an "affiliate" of Bancorp for purposes of Rule 145 under the Securities Act (each an "Affiliate") to execute and deliver to the Company on or before the mailing of the Joint Proxy Statement/Prospectus for the Bancorp Meeting an agreement in the form attached hereto as Exhibit C restricting the disposition of the shares of Company Common Stock to be received by such person in exchange for such person's shares of Bancorp Common Stock. Previously Disclosed on Schedule 5.17 is a list of Affiliates as of the date hereof.

     5.18 COMPANY BOARD OF DIRECTORS. In the case of Horizon, it shall take such action as may be necessary to cause the appointment of John M. Daughters to its Boards of Directors effective as of the Effective Time.

     5.19 POOLING OF INTERESTS. In the case of Bancorp and the Bank, neither Bancorp nor the Bank shall take any action which would disqualify the Corporate Merger as a "pooling of interest" for accounting purposes.

     5.20 CONSENTS AND APPROVALS. In the case of Bancorp and the Bank, they shall take such action as may be necessary, but without the incurrence of substantial expense, to obtain any required consents from the lessor or sublessor on each lease pursuant to which Bancorp or the Bank leases as lessee real or personal property for the assumption of such lease by the Company or Horizon.

     5.21 BENEFITS. Bancorp's qualified and non-qualified plans, as well as the incentive plans of the Bank, will be terminated immediately prior to the Effective Time, except for the Bank's commercial lending incentive program, which will continue through September 30, 1999. All Bank employees will be offered continued employment in similar positions, with no reduction in compensation subsequent to the Effective Time until September 30, 1999. Attached hereto is a list of all employees of Bancorp and the titles that will be in effect as of the Effective Date subject to Horizon's employment practices and such changes as may be agreed upon prior to such date. All such continued employees will be deemed employees at will. The foregoing is subject to the satisfactory compliance by the employee with Horizon's personnel policies. Staff reductions that occur after September 30, 1999 will be paid severance in accordance with Horizon's severance policy with credit given for prior service at the Bank. In addition, as soon as administratively practicable following the Effective Date, employees of the Bank who are retained by Horizon shall be entitled to participate in the same benefit plans as are generally available to Horizon employees of similar rank and service. Employees of the Bank who continue as Horizon employees following the Effective Date shall be credited with prior years of service with the Bank for purposes of eligibility and vesting (but not for the accrual of benefits) under the Horizon benefit plans, and accrued sick leave of Bank employees will be transferred to Horizon subject to the limitations of Horizon's sick leave policy.

     Subject to the limitations of applicable law, rules and regulations and Horizon's lending policy, individuals will be eligible to receive loans from Horizon for the purchase of stock upon the exercise of stock options and warrants. Such loans shall be made at prime plus 1%, and for fully amortized five-year terms with principle and interest. In the alternative, Horizon will make arrangements for such loans to be made through a correspondent bank.

     5.22 SEVERANCE AGREEMENTS. To the extent that the employment of any employee who is employed by the Bank as of the Effective Date, is terminated by Horizon or any of its subsidiaries within one (1) year following the Effective Date, such employee shall be entitled to a severance payment as follows:

          Service                                  Severance
          -------                                  ---------

          Non-Officers
          ------------
          Over six months to two years             Two weeks
          Over two years to four years             Three weeks
          Over five years                          Four weeks

          Officers
          --------
          Over six months to one year              Two weeks
          Over one year to two years               Three weeks
          Over two years to three years            Four weeks
          Over three years to four years           Six weeks
          Over four year to six years              Seven weeks
          Over six years                           Eight weeks

     5.23 INSURANCE. The Company shall use its best efforts to cause the persons serving as officers and directors of Bancorp and the Bank immediately prior to the Effective Date to be covered for a period of three years after the Closing Date by the Company's present carrier with respect to acts or omissions occurring prior to the Effective Date which were committed by such officers and directors in their capacity as such; provided, however, that the Company shall not be obligated to incur additional costs for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by Bancorp and the Bank for such insurance.

            VI.  CONDITIONS TO CONSUMMATION OF THE MERGERS

     Consummation of the Mergers is conditioned upon:

     6.01. SHAREHOLDER VOTE. Approval of the transactions contemplated hereby by the requisite vote of the stockholders of Bancorp.

     6.02. REGULATORY APPROVALS. Procurement by the Company of all required regulatory consents and approvals by the appropriate Regulatory Authorities and the expiration of the statutory waiting period relating thereto; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement which, in the opinion of the Company, would so materially adversely impact the economic or business benefits to the Company of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Mergers.

     6.03. NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated hereby.

     6.04. LEGAL OPINION. Bancorp and the Bank shall have received an opinion, dated the Effective Date, of Breyer & Associates PC, special counsel for the Company and Horizon, in form reasonably satisfactory to Bancorp, which shall cover the matters contained in Exhibit D hereto.

     6.05. LEGAL OPINION. The Company shall have received an opinion, dated the Effective Date, of Sloan Bobrick & Oldfield, Inc. P.S., counsel for Bancorp and the Bank, in form reasonably satisfactory to the Company, which shall cover the matters contained in Exhibit E hereto.

     6.06. OFFICER'S CERTIFICATE. (i) Each of the representations and warranties contained herein of the Company and Horizon shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, and (ii) each and all of the agreements and covenants of the Company and Horizon to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and Bancorp and the Bank shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of the Company and Horizon dated the Effective Date, to such effect.

     6.07. OFFICERS' CERTIFICATE. (i) Each of the representations and warranties contained herein of Bancorp and the Bank shall be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date and except as otherwise provided in Section 5.10, and (ii) each and all of the agreements and covenants of Bancorp and the Bank to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and Horizon shall have received a certificate signed by the Chief Executive Officers and the Chief Financial Officers of Bancorp and the Bank dated the Effective Date, to such effect.

     6.08. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order or other order suspending the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

     6.09. BLUE-SKY PERMITS. The Company shall have received all state securities laws and "blue sky" permits necessary to consummate the Corporate Merger.

     6.10. TAX OPINION. The Company and Bancorp shall have received an opinion from Breyer & Associates PC to the effect that (i) the Corporate Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized by stockholders of Bancorp who receive shares of the Company Common Stock in exchange for their shares of Bancorp Common Stock, and, in rendering their opinion, Breyer & Associates PC may require and rely upon representations contained in certificates of officers of the Company, Bancorp and others.

     6.11. EMPLOYMENT AGREEMENTS. The Employment Agreements between the Company, Horizon and John M. Daughters and A.R. Ayala substantially in the form attached hereto as Exhibits F-1 and F-2, respectively, shall have been duly executed and delivered by all parties to such agreements.

     6.12. NON-COMPETE AGREEMENTS. Each member of the Board of Directors of the Bancorp and the Bank shall have entered into a non-compete agreement with the Company substantially in the form attached hereto as Exhibit G.

     6.13. ADVERSE CHANGE. During the period from September 30, 1998 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of Bancorp or the Bank, nor shall Bancorp or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by the Chief Executive Officers of Bancorp and the Bank to such effect.

     6.14. DISSENTERS' RIGHTS. The number of Dissenters' Shares shall not exceed in the aggregate five percent of the outstanding shares of Bancorp Common Stock.

     6.15. RECEIPT OF AFFILIATE AGREEMENTS. The Company shall have received from each Affiliate of Bancorp the agreements referred to in Section 5.17.

     6.16 POOLING LETTERS. The Company and the Bancorp shall have received a letter dated as of the Effective Date, in form and substance acceptable to the Company and the Bancorp from Moss Adams LLP to the effect that the Mergers will qualify for pooling of interests accounting treatment.

     PROVIDED, HOWEVER, that a failure to satisfy any of the conditions set forth in the proviso following Section 6.02 or in Sections 6.05, 6.07, 6.11, 6.12, 6.13, 6.14, 6.15, or 6.16 shall only constitute conditions if asserted by the Company, and a failure to satisfy any of the conditions set forth in
Section 6.04 or 6.07 shall only constitute conditions if asserted by Bancorp.

                        VII.  TERMINATION

     This Agreement may be terminated prior to the Effective Date, either before or after receipt of required stockholder approvals:

     7.01. MUTUAL CONSENT. By the mutual consent of the Company and Bancorp, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     7.02. BREACH. By the Company or Bancorp, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (i) a material breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach, or (ii) a breach by the other party of any of the material covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

     7.03. DELAY. By the Company or Bancorp, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by September 30, 1999.

     7.04. NO STOCKHOLDER OR REGULATORY APPROVAL. By the Company or Bancorp, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, (i) in the event that any stockholder approval contemplated by Section 6.01 is not obtained at the Bancorp Meeting , including any adjournment or adjournments thereof, or (ii) in the event that written notice is received which states that any required regulatory approval contemplated by Section 6.02 has not been approved or has been denied.

                          VIII.  OTHER MATTERS

     8.01. SURVIVAL. If the Effective Date occurs, all representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Date. If this Agreement is terminated prior to the Effective Date, the agreements and representations of the parties in Section 4.01(P), Sections 5.05, 5.07(2), 5.11 and 5.12, and Sections 8.01, 8.03, 8.04,
8.05, 8.06, 8.07, 8.08 and 8.10 shall survive such termination.

     8.02. WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (i) waived in writing by the party benefitted by the provision, or (ii) amended or modified at any time (including the structure of the transactions contemplated hereby) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the vote by the stockholders of Bancorp, the consideration to be received by the stockholders of Bancorp for each share of Bancorp Common Stock shall not thereby be decreased.

     8.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each party hereto.

     8.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington, except as federal law may be applicable.

     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

     8.06. CONFIDENTIALITY. Except as otherwise provided in Section 5.06(2), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

     8.07. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram or telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company or Horizon to:    Horizon Financial Corporation
                                    1500 Cornwall Avenue
                                    Bellingham, Washington 98225
                                    Telecopy Number:  (360)733-7019
                                    Attn: V. Lawrence Evans, President & CEO

                    Copies to:      Breyer & Associates PC
                                    1100 New York Avenue, N.W.
                                    Suite 700 East
                                    Washington, D.C.  20005
                                    Telecopy Number:  (202) 737-7979
                                    Attn:  John F. Breyer, Jr., Esq.

If to Bancorp or the Bank to:       Bellingham Bancorporation
                                    211 East Holly Street
                                    Bellingham, Washington 98225
                                    Telecopy Number:  (360) 671-6990
                                    Attn: John M. Daughters, President & CEO

                    Copies to:      Sloan Bobrick & Oldfield, Inc. P.S.
                                    2601 North Alder Street
                                    Tacoma, Washington 94807
                                    Telecopy Number:  (206)752-5324
                                    Attn:  Thomas H. Oldfield, Esq.

     8.08. BREAK-UP FEE. The parties hereby acknowledge that, in negotiating and executing this Agreement and in taking the steps necessary or appropriate to effect the transaction contemplated hereby, the Company has incurred and will incur direct and indirect monetary and other costs (including, without limitation, attorney's fees and costs and costs of the Company employee and management time) and will forego discussion with respect to other potential acquisitions. To compensate the Company for such cost and to induce it to forego initiating discussions regarding other acquisitions, Bancorp and the Bank shall be obligated to pay the Company on demand (and in no event more than three days after such demand) in immediately available funds $800,000 ("Break-up Fee") if:

     (A) within 24 months after the date hereof, the Corporate Merger has not been completed and there occurs any of the events set forth in subparagraphs
(i), (ii) or (iii) below.

          (i) Any person other than the Company or an affiliate of the Company acquires beneficial ownership of 25% or more of the then-outstanding Bancorp Common Stock;

          (ii) Bancorp or any of its affiliates, without having received the Company's prior written consent, enters into an agreement to engage in an Acquisition Transaction (as previously defined) with any Third Party, or Bancorp's Board of Directors recommends that the shareholders of Bancorp approve or accept any Acquisition Transaction with any person other than the Company or any of its subsidiaries.

          (iii) A bona fide proposal is made by a third party to Bancorp or the Bank to engage in an Acquisition Transaction and after such proposal is made any of the following events occurs: Bancorp willfully breaches this Agreement and such breach entitles the Company to terminate this Agreement; the holders of Bancorp Common Stock do not approve this Agreement at the Meeting; the Meeting is not held or is canceled prior to termination of this Agreement for reasons other than the fault of the Company; or Bancorp's Board of Directors modifies in a manner adverse to the Company the recommendation of Bancorp's Board of Directors with respect to this Agreement.

     Notwithstanding the foregoing, Bancorp and the Bank shall not be obligated to pay to the Company the Break- up Fee if, prior to the occurrence of any of the events specified in 8.08(A)(i), (ii) or (iii), Bancorp validly terminates this Agreement pursuant to Section 7.01 or clause (ii) of Section
7.04. The parties further agree that this Section 8.08 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     8.09. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.10. HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

     8.11 ATTORNEY FEES. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                                     * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                HORIZON FINANCIAL CORP.



                                By:     /s/ V. Lawrence Evans
                                        ------------------------------------
                                NAME:   V. Lawrence Evans
                                TITLE:  President and Chief Executive Officer


                                HORIZON BANK, A SAVINGS BANK



                                By:     /s/ V. Lawrence Evans
                                        ------------------------------------
                                NAME:   V. Lawrence Evans
                                TITLE:  President and Chief Executive Officer


                                BELLINGHAM BANCORPORATION



                                By:     /s/ John M. Daughters
                                        ------------------------------------
                                NAME:   John M. Daughters
                                TITLE:  President and Chief Executive Officer


                                BANK OF BELLINGHAM



                                By:     /s/ John M. Daughters
                                        ------------------------------------
                                NAME:   John M. Daughters
                                TITLE:  President and Chief Executive Officer

                                Exhibit 99

                                   Horizon
                                ---------------
                                FINANCIAL CORP.
                                ---------------

FOR IMMEDIATE RELEASE

                                NEWS RELEASE

HORIZON FINANCIAL CORP.  CONTACTS:
V. Lawrence Evans            Rich Jacobson              David Eldred
President                    Finance Officer            Investor Relations
(360) 756-2564               (360) 756-2566             (360) 756-2568

BELLINGHAM BANCORPORATION CONTACTS:
Jack Daughters               Gus Ayala
President                    Finance Officer
(360) 671-8888               (360) 671-8888

             HORIZON FINANCIAL CORP.  SIGNS DEFINITIVE MERGER
               AGREEMENT WITH BELLINGHAM BANCORPORATION

BELLINGHAM, WA - January 18, 1999 - Horizon Financial Corp. (Nasd: HRZB) and Bellingham Bancorporation today announced a definitive agreement to merge, creating a company with combined assets in excess of $652 million.

As a result of the transaction, Bellingham Bancorporation will be merged into Horizon Financial Corp., based in Bellingham, Washington. Bellingham Bancorporation operates the Bank of Bellingham, a wholly owned commercial bank subsidiary with three offices in Bellingham.

The acquisition will be accomplished in an all stock offer valued at approximately $15.5 million, including the assumption of outstanding Bellingham Bancorporation stock options and warrants. According to terms of the definitive agreement, Horizon Financial Corp. will exchange 2.74 shares of its common stock for each Bellingham Bancorporation share. In this regard, Horizon will issue 1,129,264 shares of its common stock . The acquisition, which has been approved by the Board of Directors of each company, is subject to, among other contingencies, approval by regulators and Bellingham Bancorporation

                                     Horizon Financial Corp.  Merger, Page 2.

shareholders. The transaction is expected to close by June 1, 1999. Horizon Financial Corp. expects the merger to be accretive to earnings within one year of combined operations.

The transaction is expected to be accounted for as a pooling of interests. To comply with the accounting rules for a pooling of interests transaction, the Board of Directors rescinded Horizon's stock repurchase plan, effective with the signing of the definitive agreement to merge.

Bank of Bellingham President and CEO, Jack Daughters, said, ``Joining Horizon Bank is a good fit. It provides us with a unique opportunity to associate ourselves with an organization that is centered on the concepts of service excellence and local control. Horizon's expertise with real estate lending, combined with our commercial banking experience will benefit both organizations and help to propel us to the next level of community banking service. Also, merging with Horizon will provide us with access to the resources of a larger community bank. This will translate into higher lending limits for our customers and provide us with a larger branch network to distribute our products and services. We are happy with the prospects of this merger and we believe our customers, stockholders, and employees will enjoy the benefits.''

Horizon Financial Corp.'s President and CEO, V. Lawrence Evans, said, ``The merger will accelerate our entry into commercial banking and give our customers access to expanded product lines. Horizon is a local community bank and this merger is the next logical step in expanding our services in our current market area. The Bank of Bellingham has employees with many years of commercial banking experience and we look forward to having them join our team. Jack Daughters will be made an Executive Vice President and member of the Board of Directors of Horizon Bank.''

According to Horizon, the merger expands the Corporation's capabilities and will not change existing lines of business. ``We have specialized in real estate lending for decades and real estate lending will continue to be very important to our business goals,'' commented Evans. As the Corporation adds commercial lending to its product offering, and increases consumer lending, Horizon anticipates that the mix of its loan portfolio will change, and should enhance profitability. More commercial and consumer loans, coupled with low-cost, commercial deposits, should increase the Corporation's operating spread. Also, the efficiency of combining both organizations under one umbrella should help save costs. All of these additional benefits may be achieved without loss of the local decision making and service excellence that both the Bank of Bellingham and Horizon's customers have come to expect.

Horizon Financial Corp., a Washington corporation, is a $588 million, bank holding company, headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 12 full-

                                     Horizon Financial Corp.  Merger, Page 3.

service offices throughout Whatcom, Skagit and Snohomish County. Prior to this announcement, Horizon Bank has operated as a traditional savings bank, specializing in real estate lending and attracting retail deposits. The Corporation's common stock is traded on the Nasdaq stock market under the ticker symbol ``HRZB.''

Bellingham Bancorporation, a Washington corporation, is a $64.3 million, bank holding company, headquartered in Bellingham, Washington. The Bank of Bellingham, the Corporation's primary subsidiary, was founded in 1992 by a group of local business people for the purpose of providing commercial banking services to the local community, and operates three full-service banking facilities in Bellingham.

Horizon Financial Corp. may include certain ``forward looking statements'' within the meaning and protection of such safe harbor as provided by the Private Securities Litigation and Reform Act of 1995. Management's ability to predict results or the effect of future plans and strategies is inherently uncertain. Factors that could affect results include, but are not limited to: the future level of interest rates, industry trends, general economic conditions, loan delinquency rates, and changes in state and federal regulations. These factors should be considered when evaluating any ``forward looking statements'' and undue reliance should not be placed on such statements.

                               # # #